UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 25, 2013
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On November 25, 2013, EMCOR Group, Inc. (the “Company) and EMCOR Group (UK) plc., a wholly-owned subsidiary of the Company (“EMCOR UK”), entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 25, 2013 with Bank of Montreal, as Agent, and certain other lenders listed on the signature pages thereof (collectively, the “Lenders”).  The Credit Agreement amends and restates a Third Amended and Restated Credit Agreement dated as of November 21, 2011 (the “Former Credit Agreement”), among the Company and EMCOR (UK) plc., Bank of Montreal, as Agent, and the lenders listed on the signature pages thereto.  The Former Credit Agreement was filed as Exhibit 4.1(a) to the Company’s Form 8-K filed on November 21, 2011.

The Credit Agreement provides (a) for a revolving credit facility under which the Company may borrow up to $750,000,000 and (b) for term loans to the Company aggregating $350,000,000.  EMCOR (UK) plc. may borrow under the revolving credit facility a portion of the $750,000,000 directly from the Lenders, as provided in the Credit Agreement. If the Company so desires it may identify one or more additional lenders (which may include existing Lenders) willing to participate, or increase their participation, in the revolving credit facility, and thereby increase the Company’s maximum borrowings under the revolving credit facility by up to an additional $300,000,000, provided that such additional lender is acceptable, in their reasonable discretion, to Bank of Montreal and each Lender which has outstanding, at the time of the increased commitment, a letter of credit issued by it pursuant to the Credit Agreement.

The Credit Agreement contains financial covenants, representations and warranties and events of default and has a five-year term.  The Credit Agreement is secured by substantially all of the assets of the Company and substantially all of the assets of substantially all of its subsidiaries pursuant to the terms of a Fourth Amended and Restated Security Agreement dated as of November 25, 2013 among the Company, substantially all of its U.S. subsidiaries, and Bank of Montreal, as Agent, (the “Security Agreement”), and pursuant to the terms of a Fourth Amended and Restated Pledge Agreement dated as of November 25, 2013 among the Company, substantially all of its U.S. subsidiaries, and Bank of Montreal, as Agent, (the “Pledge Agreement”).  The Company’s obligations under the Credit Agreement are guaranteed by substantially all of its subsidiaries pursuant to the terms of a Third Amended and Restated Guaranty Agreement dated as of November 25, 2013, (the “Guaranty Agreement”).

All borrowings under the Credit Agreement are due upon the expiration of the Credit Agreement on November 25, 2018.  In addition, the Company is required to make quarterly installments of principal in respect of the term loans, commencing March 31, 2014, each in the amount of $4,375,000.

Borrowings bear interest, at the Company's option, either at (a) the higher rate of (i) a rate which is the prime commercial lending rate announced by Bank of Montreal from time to time (3.25% at November 25, 2013) plus .25% to .75% based on certain financial tests or (ii) the federal funds effective rate (0.09% at November 25, 2013) plus ½ of 1% or (b) United States dollar LIBOR (.18% at November 25, 2013) plus 1.25% to 1.75% based on certain financial tests.  The interest rate on the borrowings in effect on November 25, 2013 was 1.43%.

Item 1.02.       Termination of a Material Definitive Agreement.

As described above in Item 1.01, the Former Credit Agreement is amended and restated in its entirety by the Credit Agreement.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR Group, Inc.

Dated: November 26, 2013	By:	/s/ MARK A. POMPA
Mark A. Pompa
Executive Vice President and
Chief Financial Officer